Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RXi Pharmaceuticals Corporation

Westborough, Massachusetts

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2013 (except for the stock split discussed in Note 13, as to which date is July 24, 2013), relating to the financial statements of RXi Pharmaceuticals Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, MA

September 17, 2013